Exhibit 4.02

                    REGISTRATION RIGHTS AGREEMENT

       REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of May 1, 1997, among CANMAX INC., a Wyoming corporation (the "Company") and FOUNDERS EQUITY GROUP, INC., a Texas corporation ("Purchaser").

                             WITNESSETH:

       WHEREAS, Purchaser has entered into a Purchase Agreement with Electronic Data Systems Corporation, a Texas corporation ("EDS"), dated as of April 29, 1997, pursuant to which Purchaser has agreed to purchase from EDS 863,364 shares (the "Shares"), of the common stock, without par value (the "Common Stock") of the Company, in consideration of the agreements set forth herein and therein; and

       WHEREAS, in consideration of Purchaser's purchase of Shares and agreements set forth herein, and other valuable consideration, the receipt of which is hereby acknowledged, the Company is willing to grant the registration rights set forth in this Agreement;

       NOW, THEREFORE, the parties hereby agree as follows:

       SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

       Affiliate: the meaning set forth in Rule 12b-2 under the Exchange Act.

       Demand Registration:  as defined in Section 2.1.

       Effectiveness Period:  as defined in Section 6.1(b).

       Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

       Holder:  any holder of a Registrable Security.

       Incidental Registration:  as defined in Section 3.1.

       Piggy-Back Request:  as defined in Section 3.1.

       Prospectus: the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
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       Registrable Securities:  the Shares and any other securities issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, provided that any particular shares of such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such shares shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such shares shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or of any similar state law then in force or (iv) such shares shall have ceased to be outstanding.

       Registration:  a registration of securities (including
  Registrable Securities) under the Securities Act.

       Registration Expenses: any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, NASDAQ and other registration, listing and filing fees (other than fees and expenses incurred in connection with compliance with state securities or blue sky laws); (ii) all fees and expenses incurred in connection with compliance with the rules for trading securities on the NASDAQ or on any stock exchange on which the Common Stock is traded (including reasonable fees and disbursements of counsel to the underwriters in connection with such compliance and the preparation of a Blue Sky Memorandum and legal investment survey),
  (iii) all expenses of printing, distributing, mailing and delivering, any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and expenses of any trustee, transfer agent, registrar, escrow agent or custodian, (vi) the expenses customarily borne by the issuer incurred in connection with making road show presentations, if any, to facilitate the distribution and sale of Registrable Securities, and (vii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).

       Registration Statement: any registration statement of the Company that covers any Registrable Securities filed or to be filed pursuant to this Agreement in connection with a Registration of Registrable Securities pursuant to Section 2 or Section 3, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

       Rule 144:  Rule 144 (or any successor provision) under the
  Securities Act.
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       SEC:  the Securities and Exchange Commission.

       Securities Act: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

       Underwritten Registration or Underwritten Offering:  a
  Registration in which securities of the Company (including Registrable Securities) are sold to an underwriter for reoffering to the public.

       SECTION 2.  Registration on Request.

       2.1 Demand Registration. At any time after the date hereof, the Holder or Holders, as the case may be, of at least 75% of the Registrable Securities shall have the right to make one written request that the Company effect the Registration under the Securities Act of all or part of the Registrable Securities owned by such Holder or Holders (the "Demand Registration"), which Demand Registration shall specify the intended method or methods of disposition of such Registrable Securities by such Holder or Holders. If the Company proposes to register any of its equity securities pursuant to a Registration on Form S-4 or any successor form, it will give prompt written notice to all Holders of its intention to effect such Registration, such that the Holder or Holders may, within 5 days, request Demand Registration pursuant to this Section 2.1 and have their shares registered simultaneously with the shares to be registered by the Company on Form S-4.

       2.2 Obligation to Effect Registration. (a) Upon receipt of the written request for Demand Registration, the Company will promptly use its best efforts to effect the Registration under the Securities Act of the Registrable Securities which the Company has been so requested to register pursuant to Section 2.1, all to the extent required to permit the disposition (in accordance with the intended method or methods of disposition as aforesaid) of the Registrable Securities so to be registered and will use its best efforts to file with the SEC within 75 days of such demand a Registration Statement for such Registrable Securities. If the Company fails to file such Registration Statement within 75 days after receipt of a proper demand pursuant to this Section 2, the Company shall issue to the Holder or Holders, as the case may be, an aggregate of 50,000 shares of Common Stock per month until the Registration Statement is filed or the Demand Registration is withdrawn. Such shares shall be allocated among the Holders of Registrable Securities seeking the Demand Registration, based on their pro rata ownership of such Registrable Securities seeking the Demand Registration. The foregoing shall be the sole liability of the Company for failing to file a Registration Statement within the time period prescribed in this Section 2.2(a).

       (b) Notwithstanding the foregoing Section 2.2(a), if the Company shall have previously effected a Registration with respect to Registrable Securities pursuant to Section 3 or otherwise, the Company shall not be required to effect a Registration pursuant to this
  Section 2 until a period of twelve months shall have elapsed from the effective date of the most recent such previous Registration. If the Company shall postpone a Demand Registration as permitted by this
  Section 2.2(b), such Holder or Holders, as the case may be, shall have the right to withdraw such Demand Registration by giving written notice to the Company within ten days after receipt of the notice of postponement, and in the event of such withdrawal, such Demand Registration shall not constitute a Demand Registration and shall not be counted for the purpose of Section 2.1.

       2.3 Compliance with Obligation to Register. (a) A Registration Statement will not be deemed to constitute compliance with the Company's obligation to effect a Registration of Registrable
  Securities pursuant to this Section 2 unless such Registration
  Statement is declared effective by the SEC and remains continuously effective for the Effectiveness Period.

       (b) Notwithstanding the foregoing, a Registration Statement which does not become effective after it has been filed by the Company pursuant to a Demand Registration solely by reason of the refusal of the requesting Holder or Holders, as the case may be, to proceed shall be deemed to constitute compliance by the Company with the Company's obligations pursuant to this Section 2 to effect the Registration of the Registrable Securities covered by such Registration Statement; provided, however, that this sentence shall not apply to any Registration Statement that so fails to become effective if the Company is reimbursed promptly and fully by the Holder or Holders requesting such failed Registration Statement for the Registration Expenses incurred or paid by the Company in the performance of its obligations under this Agreement with respect to such failed Registration Statement.

       2.4 Inclusion of Other Securities. The Company shall not register securities (other than Registrable Securities) for sale for the account of any Person or the Company in any Demand Registration requested pursuant to Section 2.1 if the Holders holding at least a majority (by number of shares) of the Registrable Securities proposed to be sold in such Registration in good faith determine that the number of securities proposed to be so included in such Registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering.

       SECTION 3.  Incidental Registration Rights.

       3.1 Requests for Incidental Registration. If the Company proposes to register any of its equity securities (other than pursuant to Section 2 or a Registration on Form S-4 or S-8 or any successor form) and the Registration form to be used may be used for Registration of the Registrable Securities, it will give prompt written notice to all Holders of its intention to effect such Registration (the "Incidental Registration"). Within ten business days of receiving such written notice of an Incidental Registration, a Holder or Holders, as the case may be, of Registrable Securities may make a written request (the "Piggy-Back Request") that the Company include in the proposed Incidental Registration all or part of the Registrable Securities owned by such Holder or Holders (which Piggy-Back Request shall set forth the Registrable Securities intended to be disposed of by such Holder or Holders and the intended method of disposition thereof).

       3.2 Obligation to Effect Incidental Registration. (a) The Company will use its best efforts to include in any Incidental Registration all Registrable Securities which the Company has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

       (b)  Notwithstanding the preceding Sections 3.1 and 3.2(a):

           (i)   the Company shall not be obligated pursuant to this
       Section 3 to effect a Registration of Registrable Securities requested pursuant to a timely Piggy-Back Request if the Company discontinues the related Incidental Registration at any time prior to the effective date of any Registration Statement filed in connection therewith; and

          (ii) if a Registration pursuant to this Section 3 involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall advise the Company that, in its opinion, the number of securities requested and otherwise proposed to be included in such Registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such Registration to the extent of the number which the Company is so advised can be sold in such offering, first, the securities the Company proposes to sell for its own account in such Registration and second, the Registrable Securities of the Holder or Holders requesting to be included in such Registration and all other securities requested to be included in such Registration on a pro rata basis.

       SECTION 4.  Underwriters.

       4.1 Underwritten Offers. The provisions of this Section 4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 2, 3 and 5, to any Registration which is an underwritten offering.

       4.2 Selection of Underwriters. If (a) the Demand Registration pursuant to Section 2 is for an underwritten offering or (b) a Registration of Registrable Securities is being effected pursuant to
  Section 3 and such securities are to be distributed by or through one or more underwriters, the Company shall have the right to select one or more underwriters to administer the offering, provided that in connection with any underwritten Demand Registration, the selection of the underwriters by the Company shall be subject to the consent of the Holder or Holders, as the case may be, requesting Registration, which consent shall not be unreasonably withheld.

       4.3 Underwriting Agreement. If requested by the managing underwriter or underwriters in an underwritten Registration being effected pursuant to Section 2, the Company will use its best efforts to enter into an underwriting agreement in such form, scope and substance as is customary in underwritten offerings and reasonably satisfactory to the Company and the underwriters, which shall contain, among other things, (i) such representations and warranties as are customarily made by issuers to underwriters in underwritten offerings,
  (ii) provisions for the delivery of (A) opinions of counsel to the Company, addressed to the underwriter or underwriters, covering such matters as are customarily covered in opinions requested in underwritten offerings and (B) "cold comfort" letters from the independent certified public accountants of the Company, addressed to the underwriter or underwriters, covering such matters as are customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iii) indemnification provisions, contribution and other related procedures customarily found in such underwriting agreements.

       4.4 Participation in Underwritten Registrations. No Holder may participate in any underwritten Registrations hereunder unless such Holder agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements reasonably approved by the Company.

       SECTION 5.  Registration Procedures.

       5.1 Obligations of the Company. If and whenever the Company is required pursuant to Section 2 or Section 3 to effect a Registration of Registrable Securities, the Company shall, subject to the provisions of Sections 2 and 3:

       (a) prepare and file with the SEC, within 75 days of receipt of a Demand Registration or as soon as practicable following a Piggy-Back Request, a Registration Statement covering such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and remain effective as provided herein;

       (b) use its best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement, the Prospectus used in connection therewith and such other documents as may be necessary to keep such Registration effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement at least until the earlier of
  (i) 180 days after the effective date of such Registration Statement, subject to extension as provided in the last sentence of this Section 5.1, and (ii) the completion of the distribution by the Holder or Holders of all of the Registrable Securities covered by such Registration Statement (the "Effectiveness Period");

       (c) furnish to counsel (if any) selected by the Holder or Holders of a majority (by number of shares) of the Registrable
  Securities covered by such Registration Statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the SEC in connection with such Registration;

       (d) furnish to each Holder of Registrable Securities covered by such Registration Statement, without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any such Holder with more than eight copies of such exhibits and documents), such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the securities owned by such Holder;

       (e) use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such states within the United States as each such Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition in such states of the Registrable Securities owned by such Holder, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any state wherein it is not so qualified, subject itself to taxation in any state wherein it is not so subject, or take any action which would subject it to general service of process in any state wherein it is not so subject;

       (f) (i) notify each Holder of Registrable Securities covered by such Registration Statement if, to its knowledge, such Registration Statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such Registration Statement and use its best efforts to cause such post-effective amendment to become effective such that such Registration Statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, if, to its knowledge, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as practicable, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

       (g) notify each Holder of any Registrable Securities covered by such Registration Statement (i) when such Registration Statement, or any post-effective amendment to such Registration Statement, shall have become effective, or any amendment of or supplement to the Prospectus used in connection therewith shall have been filed, (ii) of any request by the SEC to amend such Registration Statement or to amend or supplement such Prospectus or for additional information,
  (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus, and
  (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceeding for any of such purposes;

       (h) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

       (i) use its best efforts (i) to list such securities on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than ten business days before the effective date of such Registration Statement;

       (j) make available for inspection by the Holders of Registrable Securities covered by such Registration Statement and their underwriters, if any, and their respective counsel and accountants (collectively, the "Inspectors"), at the offices, where normally kept, during reasonable business hours, all pertinent books and records of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with a reasonable investigation within the meaning of the Securities Act in connection with such Registration Statement; provided, however, that all such information shall be kept confidential by such Inspector and not used by such Inspector for any purpose other than in connection with such Inspector's reasonable investigation in connection with such Registration Statement except to the extent (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information which, in the reasonable opinion of the underwriter, if any, or the Holder (which opinion shall be communicated to the Company prior to any such disclosures) is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement, the related Prospectus or any supplement or post-effective amendment thereto or disclosure is otherwise required by law, (iii) disclosure of such information is, in the written opinion of counsel for any such Inspector (a copy of which is furnished to the Company), necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly involving or potentially involving such Inspector and arising out of, based upon, relating to or involving this Agreement or any of the transactions contemplated hereby or arising hereunder, or (iv) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector; without limiting the foregoing, no such information shall be used by such Inspector as the basis for any market transactions in securities of the Company or the subsidiaries of the Company in violation of applicable law. Each Holder agrees that (A) any information obtained by it or its Inspectors as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or any of its Affiliates unless and until such is made generally available to the public,
  (B) such Holder will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the information deemed confidential and (C) such Holder shall be fully responsible for any breach of the confidentiality obligations under this Agreement by Inspectors acting as agents of such Holder, but not as agents of the underwriter or any other party;

       (k) use its best efforts to obtain the lifting of any stop order that might be issued suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus; and

       (l) make appropriate officers available for, and cause such officers to attend meetings with potential investors and "roadshows," if any.

       Each Holder of Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to
  Section 5.1(f), such Holder will promptly discontinue such Holder's disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder shall have received notice from the Company that such Registration Statement has been amended and/or copies of the supplemented or amended Prospectus contemplated by Section 5.1(f) have been furnished. If so directed by the Company, each Holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the Effectiveness Period as defined in Section 5.1(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Holder of any Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5.1(f).

       5.2 Seller Information. The Company may require each Holder of any Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request and as shall be required by law in connection therewith. Each such Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially false or misleading.

       SECTION 6.  Registration Expenses.

       The Company shall pay all Registration Expenses arising from or incidental to the performance of, or compliance with, this Agreement, provided that the Holder or Holders requesting such Registration shall bear any transfer taxes applicable to its or their Registrable Securities registered thereunder, customary (both as to type and amount) commissions, discounts or other compensation payable to the underwriters (including fees and expenses of underwriters' counsel), selling brokers, managers or other similar persons engaged in the distribution of any of the Registrable Securities and the fees and expenses of their own counsel.

       SECTION 7.  Rule 144.

       The Company covenants that it will use its best efforts to file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner. If at any time after the second anniversary of the date hereof, the Company is not required to file such reports, it will, upon the reasonable request of any Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144. The Company further covenants that after the second anniversary of the date hereof and upon receipt of an opinion of counsel to the Holders reasonably acceptable to the Company, it will remove the restrictive legends from the Registrable Securities to the extent required to enable such Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements.

       SECTION 8.  Indemnification.

       8.1 Indemnification by the Company. In the event of a Registration of any Registrable Securities pursuant to this Agreement, the Company agrees to indemnify and hold harmless each Holder of such Registrable Securities, its directors, officers and partners, and each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder from and against any and all losses, claims, damages and liabilities, joint or several, to which any of the foregoing may become subject, under the Securities Act or otherwise, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any amendment or supplement thereto or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such indemnified party for any legal or other expenses reasonably incurred by the same in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Holder expressly for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action is based upon or arises out of an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and the Holder of Registrable Securities thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, or liability after the Company had furnished such Holder with copies of the same or if the Holder received written notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the Holder continued to dispose of Registrable Securities prior to the time of the receipt of either

  (a) an amended or supplemented Prospectus which corrected such untrue statement or omission or (b) a notice from the Company that the use of the existing Prospectus may be resumed. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any such indemnified party. The indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company.

       8.2 Indemnification by Holder of Registrable Securities. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to this Agreement that the Company shall have received an undertaking satisfactory to it from each of the prospective Holders of such Registrable Securities to indemnify and hold harmless, jointly and severally, in the same manner and to the same extent as set forth in
  Section 8.1, the Company, its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company with respect to any untrue statement or alleged untrue statement of a material fact in a Registration Statement, any preliminary prospectus, final Prospectus or summary Prospectus, or any amendment or supplement thereto, or omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the preparation of such Registration Statement, preliminary prospectus, final Prospectus, summary Prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by such Holder. The indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Holder.

       8.3 Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 8, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding. Notwithstanding the foregoing, if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

       8.4 Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required Registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.

       8.5 Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 8 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.

       8.6 Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 8.6 except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 8 if such indemnification were enforceable under applicable law.

       SECTION 9.  Miscellaneous.

       9.1 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.
   This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

       9.2 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

       9.3 Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of
  (a) its termination by the consent of the parties hereto or their respective successors in interest and (b) the date on which no Registrable Securities remain outstanding.

       9.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if
  (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram:

            (i)  If to Purchaser, at:

                 Founders Equity Group, Inc.
                 2602 McKinney Ave., Suite 220
                 Dallas, Texas  75204
                 Telecopy: (214) 871-0088
                 Attention: Tom Spackman, Esq.

            (ii) If to the Company, at:
                 Canmax Inc.
                 150 W. Carpenter Freeway
                 Irving, Texas  75039
                 Telecopy: (972) 281-2388
                 Attention:  Mr. Philip M. Parsons

                 with copies to:
                 McGlinchey Stafford
                 A Professional Limited Liability Company
                 2777 Stemmons Freeway, Suite 925
                 Dallas, Texas 75207
                 Telecopy: (214) 860-9754
                 Attention:  Lawrence B. Mandala, Esq.

  or, in each case, at such other address as may be specified in writing to the other parties hereto.

       All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

       9.5 Amendments; Waivers; etc. (a) The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the prior written consent of Holders of at least a majority of the then outstanding Registrable Securities.
   Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities for which a Registration is being effected pursuant to Section 2 or Section 3 and that does not directly or indirect affect, impair, limit or compromise the rights of any other Holder may be given by such Holders with respect to such Registration; provided, however that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

       (b) No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

       9.6 Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

       9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

       9.8 Successors, Assigns and Transferees. This Agreement shall be assignable or otherwise transferable by a Purchaser with the prior written consent of the Company, which will not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities.

       9.9 No Third Party Beneficiaries. Except as provided in Section 8 with respect to indemnification of certain third parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

       9.10 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

       9.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     CANMAX INC.



                                     By: /s/ PHILIP M. PARSONS
                                         Name: Philip M. Parsons
                                         Title: Chief Financial Officer



                                     FOUNDERS EQUITY GROUP, INC.


                                     By: /s/ THOMAS J. SPACKMAN, JR.
                                         Name: Thomas J. Spackman, Jr.
                                         Title: President